       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997
                                                   REGISTRATION NO.

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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                            ---------------------------

                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                            ---------------------------

                              LCI INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

DELAWARE                                              13-3498232
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)

                          8180 GREENSBORO DRIVE, SUITE 800
                               MCLEAN, VIRGINIA  22102
                                   (703) 442-0220
            (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

                                   LEE M. WEINER
                         VICE PRESIDENT & GENERAL COUNSEL
                              LCI INTERNATIONAL, INC.
                         8180 GREENSBORO DRIVE, SUITE 800
                              MCLEAN, VIRGINIA  22102
                                  (703) 442-0220
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                  with a copy to:
                                  WILLIAM N. DYE
                             WILLKIE FARR & GALLAGHER
                                ONE CITICORP CENTER
                               153 EAST 53RD STREET
                             NEW YORK, NEW YORK 10022
                                   (212) 821-8000

                           ---------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:/ /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /X/    33-96186
                                                            ------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




Title of Securities          Amount Being        Proposed                 Proposed             Amount of
Being Registered              Registered          Maximum                 Maximum             Registration
                                            Offering Price Per       Aggregate Offering            Fee
                                                   Unit                    Price
Senior Notes due 2007        $50,000,000           100%                 $50,000,000             $15,151.52


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

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This registration statement is being filed to register $50,000,000 aggregate principal amount of Senior Notes due 2007 of LCI International, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registrant's earlier effective registration statement (Registration No. 33-96186) is incorporated herein by reference.

         The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on the 18th day of June, 1997.

                                  LCI INTERNATIONAL, INC.


                                  By:  /s/ H. Brian Thompson
                                       ---------------------
                                        H. Brian Thompson
                                        Chairman of the Board and
                                        Chief Executive Officer


                                  POWER OF ATTORNEY

    The undersigned officers and directors of LCI International, Inc., hereby severally constitute and appoint H. Brian Thompson and Joseph A. Lawrence, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

       NAME                            TITLE                    DATE
       ----                            -----                    ----

/s/ H. Brian Thompson        Chairman of the Board,             June 18, 1997
---------------------        Chief Executive Officer
H. Brian Thompson            and Director (principal
                             executive officer)


/s/ Joseph A. Lawrence       Senior Vice President-             June 18, 1997
-----------------------      Finance and Development and
Joseph A. Lawrence           Chief Financial Officer
                             (principal financial and
                             accounting officer)


/s/ Richard E. Cavanagh           Director                      June 18, 1997
------------------------
Richard E. Cavanagh


/s/ William F. Connell            Director                      June 18, 1997
----------------------
William F. Connell


/s/ Julius W. Erving II           Director                      June 18, 1997
------------------------
Julius W. Erving, II

/s/ Douglas M. Karp               Director                      June 18, 1997
--------------------
Douglas M. Karp


/s/ George M. Perrin              Director                      June 18, 1997
--------------------
George M. Perrin


/s/ John L. Vogelstein            Director                      June 18, 1997
----------------------
John L. Vogelstein


/s/ Thomas J. Wynne               Director                      June 18, 1997
-------------------
Thomas J. Wynne

                                     EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

5 Opinion of Willkie Farr & Gallagher regarding the validity of the securities being registered.*
23(a)    Consent of Arthur Andersen LLP.
23(b)    Consent of Willkie Farr & Gallagher (included as part of Exhibit 5).
23(c)    Consent of KPMG Peat Marwick LLP.
23(d)    Consent of BDO Seidman, LLP.
24 Power of Attorney (included on signature page to registration statement).

______________________

* Incorporated by reference to the Registrant's Current Report on Form 8-K, dated June 17, 1997 (File No. 0-21602).